UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	1373 Boggs Drive Mount Airy, North Carolina 27030	56-0674867
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

2005 EQUITY INCENTIVE PLAN

OF INSTEEL INDUSTRIES, INC.

(As Amended)

(Full title of the plan)

H.O. Woltz III

President and Chief Executive Officer

Insteel Industries, Inc.

1373 Boggs Drive

Mount Airy, North Carolina 27030

(336) 786-2141

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Christopher J. Gyves, Esq.

Womble, Carlyle, Sandridge & Rice, LLP

One West Fourth Street

Winston-Salem, North Carolina 27101

(336) 721-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, no par value (3)	900,000	$12.93	$11,637,000	$1,333.60

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(c) and (h)(1), based on (i) the average ($12.93) of the high ($13.21) and low ($12.65) prices of the Company’s common stock on February 22, 2012, as reported on the NASDAQ Global Select Market.
(3)	Each share of the Company’s common stock includes one preferred share purchase right.

REGISTRATION OF ADDITIONAL SECURITIES — STATEMENT PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-123325, relating to the offer and sale of the Company’s Common Stock under the 2005 Equity Incentive Plan of Insteel Industries, Inc., as amended, are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Insteel Industries, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011, filed with the Commission on November 10, 2011;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011, filed with the Commission on February 2, 2012;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on November 8, 2011, December 15, 2011, January 19, 2012 and February 6, 2012;

(d) The description of the Company’s Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the Commission on November 4, 1992, including any amendment or report filed for the purpose of updating such description;

(e) The Company’s Registration Statement on Form 8-A relating to the Company’s Rights Agreement dated as of April 27, 1999 between Insteel Industries, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on May 7, 1999;

(f) The Company’s Registration Statement on Form 8-A/A relating to Amendment No. 1, effective April 25, 2009, to the Rights Agreement, dated as of April 27, 1999, between Insteel Industries, Inc. and American Stock Transfer & Trust Company, LLC (as successor to First Union National Bank), as Rights Agent, filed with the Commission on April 27, 2009; and

(g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Description

4.1	Restated Articles of Incorporation for the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed on May 2, 1985).

4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated May 3, 1988).

4.3	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 filed on May 14, 1999).

4.4	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 filed on April 26, 2010).

4.5	Bylaws of the Company (as last amended February 8, 2011) (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on February 9, 2011).

4.5	Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed March 15, 2005 (File No. 333-123325).

4.6	Rights Agreement, dated April 27, 1999, between the Company and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form 8-A filed on May 7, 1999).

4.7	Amendment No. 1, effective April 25, 2009, to the Rights Agreement, dated as of April 27, 1999, between the Company and American Stock Transfer & Trust Company, LLC (as successor Rights Agent to First Union National Bank) (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on April 27, 2009.

5	Opinion of Womble Carlyle Sandridge & Rice, LLP, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

99	2005 Equity Incentive Plan of Insteel Industries, Inc., as amended (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on November 10, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), Insteel Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on this 24th day of February, 2012.

INSTEEL INDUSTRIES, INC.

By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of Insteel Industries, Inc. (the “Company”), hereby nominates, constitutes and appoints H.O. Woltz III and Michael C. Gazmarian, or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the 2005 Equity Incentive Plan of Insteel Industries, Inc., as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of February 24, 2012.

/s/ H.O. Woltz III		/s/ Michael C. Gazmarian
Name:	H.O. Woltz III	Name:	Michael C. Gazmarian
Title:	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	Title:	Vice President, Chief Financial Officer and Treasurer (principal financial officer)

/s/ Scot R. Jafroodi		/s/ Duncan S. Gage
Name:	Scot R. Jafroodi	Name:	Duncan S. Gage
Title:	Chief Accounting Officer and Corporate Controller (principal accounting officer)	Title:	Director

/s/ Louise E. Hannen		/s/ Charles B. Newsome
Name:	Louis E. Hannen	Name:	Charles B. Newsome
Title:	Director	Title:	Director

/s/ Gary L. Pechota		/s/ W. Allen Rogers II
Name:	Gary L. Pechota	Name:	W. Allen Rogers II
Title:	Director	Title:	Director

/s/ C. Richard Vaughn
Name:	C. Richard Vaughn
Title:	Director

EXHIBIT INDEX

to

Registration Statement on Form S-8 of

Insteel Industries, Inc.

Number	Description

4.1	Restated Articles of Incorporation for the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed on May 2, 1985).

4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated May 3, 1988).

4.3	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 filed on May 14, 1999).

4.4	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 filed on April 26, 2010).

4.5	Bylaws of the Company (as last amended February 8, 2011) (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on February 9, 2011).

4.5	Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed March 15, 2005 (File No. 333-123325).

4.6	Rights Agreement, dated April 27, 1999, between the Company and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form 8-A filed on May 7, 1999).

4.7	Amendment No. 1, effective April 25, 2009, to the Rights Agreement, dated as of April 27, 1999, between the Company and American Stock Transfer & Trust Company, LLC (as successor Rights Agent to First Union National Bank) (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on April 27, 2009.

5	Opinion of Womble Carlyle Sandridge & Rice, LLP, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

99	2005 Equity Incentive Plan of Insteel Industries, Inc., as amended (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on November 10, 2011).